Exhibit 4.4
EXECUTION VERSION

HSBC FINANCE CORPORATION,
as Servicer,

HSBC AUTOMOTIVE TRUST (USA) 2006-1,
as Issuer,

HSBC AUTO RECEIVABLES CORPORATION,
as Seller,

THE BANK OF NEW YORK,
as Indenture Trustee,

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Owner Trustee,

HSBC BANK USA, NATIONAL ASSOCIATION,
as Administrator

SERIES SUPPLEMENT

Dated as of June 8, 2006

to the

INDENTURE

Dated as of June 8, 2006

to the

SALE AND SERVICING AGREEMENT

Dated as of June 8, 2006

and to the

AMENDED AND RESTATED TRUST AGREEMENT

Dated as of June 8, 2006

Schedule I	Eligibility Criteria	SCH-I-1
Schedule II	Schedule of Receivables	SCH-II-1
Exhibit A	Form of Servicer’s Certificate	EXH-A-1
Exhibit B	Forms of Notes	EXH-B-1

This Series Supplement, dated as of June 8, 2006, is by and among HSBC Finance Corporation, a Delaware corporation, as Servicer (the “Servicer”), HSBC Automotive Trust (USA) 2006-1, a Delaware statutory trust, as Issuer (the “Issuer” or the “Trust”), HSBC Auto Receivables Corporation, a Nevada corporation, as Seller (the “Seller”), The Bank of New York, a New York banking corporation, as trustee for the Noteholders (the “Indenture Trustee”), U.S. Bank Trust National Association, a national banking association, as owner trustee for the Certificateholders (the “Owner Trustee”), and HSBC Bank USA, National Association, a national banking association, as administrator (the “Administrator”).

RECITALS

This Series Supplement is executed and delivered by the parties hereto pursuant to Section 9.3 of the Indenture (the “Indenture”) dated as of June 8, 2006 among the Issuer, the Indenture Trustee and the Administrator and pursuant to Section 3.2 of the Trust Agreement between the Seller and the Owner Trustee. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture or the Trust Agreement, the terms and provisions of this Series Supplement shall govern.

ARTICLE I
CREATION OF THE NOTES

SECTION 1.01.              Designation.

(a)           There is hereby created a series of Notes, substantially in the form of Exhibit B hereto, to be issued pursuant to the Indenture and this Series Supplement to be known as “HSBC Automotive Trust (USA) 2006-1, Series 2006-1 Notes” (as used herein, the “Notes”). The Notes shall be issued in four classes (each, a “Class”):  Class A-1 Notes in an aggregate initial principal amount of $246,600,000 (the “Class A-1 Notes”), Class A-2 Notes in an aggregate initial principal amount of $227,000,000 (the “Class A-2 Notes”), Class A-3 Notes in an aggregate initial principal amount of $352,000,000 (the “Class A-3 Notes”), and Class A-4 Notes in an aggregate initial principal amount of $118,718,000 (the “Class A-4 Notes” and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Class A Notes”).

(b)           There is hereby created a series of Certificates to be issued pursuant to the Trust Agreement and this Series Supplement to be known as the “HSBC Automotive Trust (USA) 2006-1, Series 2006-1 Certificates” (as used herein, the “Certificates”).

SECTION 1.02.              Pledge of Series Trust Estate.

The Issuer hereby Grants to the Indenture Trustee, for the benefit of the Secured Parties, all of the Issuer’s right, title and interest (but none of its obligations) in and to all personal property, whether now owned or hereafter acquired and whether general intangibles, accounts, chattel paper, claims and causes of action, deposit accounts, documents, goods, instruments, money or constituting other personal property of any nature whatsoever, including, without limitation:  (a) each and every Receivable listed as a Receivable on the Schedule of Receivables attached hereto as Schedule II and all monies paid or payable thereon or in respect thereof after the applicable Cut-off Date (including amounts due on or before the applicable Cut-

off Date but received by HAFI, HACI, HSBC Finance, the Seller, the Servicer or the Issuer after the applicable Cut-off Date); (b) all security interests in the related Financed Vehicles granted by Obligors pursuant to such Receivables and any other interest of the Issuer in the related Financed Vehicles; (c) all rights of HAFI against Dealers pursuant to Dealer Agreements or Dealer Assignments related to such Receivables; (d) any proceeds and the right to receive proceeds with respect to such Receivables repurchased by a Dealer pursuant to a Dealer Agreement; (e) all rights under any Service Contracts on the related Financed Vehicles; (f) any proceeds and the right to receive proceeds with respect to such Receivables from claims under any Insurance Policies covering the related Financed Vehicles or Obligors; (g) all funds on deposit from time to time in the Trust Accounts (including all investments and proceeds thereof); (h) all rights of the Seller in and to the Master Receivables Purchase Agreements and related Receivables Purchase Agreement Supplements, including all delivery requirements and representations and warranties and the cure and repurchase obligations of HAFI, HACI or HSBC Finance, as applicable, under the Master Receivables Purchase Agreements and such Receivables Purchase Agreement Supplements; (i) all property (including the right to receive future Net Liquidation Proceeds) that secures such Receivables and that has been, or at any time is, acquired by or on behalf of the Issuer pursuant to liquidation of such Receivables; (j) all items contained in the Receivable Files with respect to such Receivables and any and all other documents that the Servicer, the Seller, HAFI or HACI keeps on file in accordance with its customary procedures relating to such Receivables, the related Financed Vehicles or Obligors; (k) all rights of the Issuer in and to the Sale and Servicing Agreement and the Transfer Agreement or Transfer Agreements (including all rights of the Seller under the Master Receivables Purchase Agreements and related Receivables Purchase Agreement Supplements assigned to the Issuer pursuant to the Sale and Servicing Agreement and the related Transfer Agreement or Transfer Agreements); (l) one share of the Class SV Preferred Stock of the Seller together with the exclusive right to vote such share; and (m) all present and future (i) claims, demands, causes and choses in action in respect of any or all of the foregoing, and (ii) payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing, including all proceeds of the conversion thereof, whether voluntary or involuntary, into cash or other liquid property, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, investment property, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Series Trust Estate”).

The foregoing Grant is made in trust to the Indenture Trustee for the benefit of the Secured Parties. The Indenture Trustee hereby acknowledges such Grant, accepts the trust under the Indenture and this Series Supplement in accordance with the provisions of the Indenture and this Series Supplement and agrees to perform its duties required in the Indenture and in this Series Supplement in accordance with the provisions hereof and of the Indenture to the best of its ability to the end that the interests of such parties, recognizing the priorities of their respective interests, may be adequately and effectively protected.

SECTION 1.03.              Payments and Computations.

All amounts to be paid or deposited by any Person hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (New York City time) on the day when due in immediately available funds. Notwithstanding the foregoing, any amounts required to be paid by the Indenture Trustee or the Administrator hereunder shall be paid in accordance with the terms hereof no later than 3:00 p.m. (New York City time) on the day when due, in immediately available funds.

SECTION 1.04.              Denominations.

The Notes of each Class shall be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof, except that one Note of each Class may be issued in a denomination other than an integral multiple of $1,000.

ARTICLE II
DEFINITIONS

SECTION 2.01.              Definitions.

(a)           Whenever used in this Series Supplement and when used in the Related Documents, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Unless otherwise defined in this Series Supplement, terms defined in the Basic Documents are used herein as therein defined. References to sections, unless otherwise indicated, are to sections of this Series Supplement. References to any Basic Document, or to any other agreement, document or other record defined herein, shall mean such Basic Document or other record as from time to time amended or supplemented.

“Aggregate Note Principal Balance” means, (i) with respect to all of the Notes, as of any date, the aggregate outstanding principal amount of all of the Notes on such date and (ii) with respect to any Class of the Notes, as of any date, the aggregate outstanding principal amount of all of the Notes of such Class on such date.

“Aggregate Optimal Note Principal Balance” means, with respect to any Distribution Date, the product of (x) 61% and (y) the Pool Balance as of the close of business on the last day of the prior Collection Period.

“Available Funds” means, with respect to any Distribution Date and the related Collection Period, the sum of (i) the Collections for such Collection Period, (ii) investment earnings realized on the Collection Account and the Reserve Account during such Collection Period, (iii) all Repurchase Amounts deposited in the Collection Account during such Collection Period and (iv) all proceeds of any liquidation, in whole or in part, of the assets of the Trust.

“Basic Documents” means this Series Supplement, the Sale and Servicing Agreement, the Certificate of Trust, the Trust Agreement, the Indenture, the Control Agreement, the Master Receivables Purchase Agreements, each Transfer Agreement related to the Owner Trust Estate and all other documents and certificates delivered therewith or pursuant thereto in connection with the Notes or the Certificates.

“Business Day” means a day other than a Saturday, a Sunday or other day on which commercial banks located in the states of Illinois or New York are authorized or obligated by law to be closed.

“Certificate of Trust” shall mean the Certificate of Trust filed for the Trust.

“Certificateholders” means the holders of the Certificates.

“Class A Interest Carryover Shortfall” means, with respect to any Distribution Date and each class of Class A Notes, the sum of:  (i) the excess of (a) the related Class A Interest Distributable Amount for the preceding Distribution Date, over (b) the amount actually paid as interest to the Class A Noteholders on such preceding Distribution Date (under the Indenture), plus (ii) interest on such excess, to the extent permitted by law, at a rate per annum equal to the related Note Rate with respect to the Class A Notes from such preceding Distribution Date to but excluding the current Distribution Date.

“Class A Interest Distributable Amount” means, with respect to any Distribution Date and each class of Class A Notes, an amount equal to the sum of:  (i) the aggregate amount of interest accrued on the Class A Notes at the related Note Rate from and including the preceding Distribution Date (or, in the case of the initial Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date plus (ii) the related Class A Interest Carryover Shortfall for the current Distribution Date.

“Class A Noteholders” means the Holders of the Class A Notes.

“Class A Additional Principal Distributable Amount” means, with respect to a Distribution Date, the positive excess, if any, of (i) the Aggregate Note Principal Balance after giving effect to distribution of the Class A Minimum Principal Distributable Amount on such Distribution Date pursuant to Section 3.03(a)(iv) over (ii) the Aggregate Optimal Note Principal Balance for such Distribution Date.

“Class A Minimum Principal Distributable Amount” means, with respect to any Distribution Date, the greatest of (i) the least of (A) the Optimal Principal Distributable Amount for such Distribution Date, (B) the excess of the aggregate of the Principal Balances of the Receivables as of the last day of the second preceding Collection Period, over the aggregate of the Principal Balances of the Receivables as of the last day of the immediately preceding Collection Period, and (C) the Aggregate Note Principal Balance, (ii) on the Scheduled Maturity Date for any Class of the Notes, the amount necessary to reduce the Aggregate Note Principal Balance of such Class to zero, and (iii) the positive excess, if any, of the Aggregate Note Principal Balance prior to making any distribution on such Distribution Date over the Pool Balance as of the last day of the preceding Collection Period.

“Class A-1 Noteholders” means the Holders of the Class A-1 Notes.

“Class A-1 Scheduled Maturity Date” means June 18, 2007.

“Class A-2 Noteholders” means the Holders of the Class A-2 Notes.

“Class A-2 Scheduled Maturity Date” means June 17, 2009.

“Class A-3 Noteholders” means the Holders of the Class A-3 Notes.

“Class A-3 Scheduled Maturity Date” means June 17, 2011.

“Class A-4 Noteholders” means the Holders of the Class A-4 Notes.

“Class A-4 Scheduled Maturity Date” means March 18, 2013.

“Closing Date” means June 8, 2006.

“Collection Account” means the Eligible Account created pursuant to Section 3.01, which shall be account no. 10-879490 reference HSBC Auto 2006-1 Collection Account at the Administrator, ABA No. 021001088.

“Collections” has the meaning assigned to such term in the Sale and Servicing Agreement.

“Control Agreement” means the deposit account control agreement dated as of June 8, 2006 among the Issuer, the Indenture Trustee and the Administrator.

“Controlling Party” means the Indenture Trustee for the benefit of and acting solely at the direction of the Holders of a majority of the Outstanding Amount of the Notes.

“Corporate Trust Office” means, (i) with respect to the Owner Trustee, the office of the Owner Trustee, which at the time of execution of this Series Supplement is 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604, Attention: Corporate Trust Services, (ii) with respect to the Indenture Trustee, the corporate trust office of the Indenture Trustee, which at the time of execution of this Series Supplement is 101 Barclay Street, 8 West ABS, New York, New York 10286, and (iii) with respect to the Administrator, the corporate trust office of the Administrator, which at the time of execution of this Series Supplement is 452 Fifth Avenue, New York, New York 10018.

“Cut-off Date” means, with respect to the Receivables transferred and assigned to the Issuer on the Closing Date, the close of business on May 29, 2006.

“Definitive Notes” means the Notes that have been certificated and fully registered in accordance with Section 2.12 of the Indenture.

“Determination Date” has the meaning assigned to such term in the Sale and Servicing Agreement.

“Distribution Date” means, with respect to each Collection Period, the seventeenth day of the calendar month next commencing after the last day of such Collection Period, or if such day is not a Business Day, the immediately following Business Day, commencing July 17, 2006.

“Eligibility Criteria” means the criteria for eligibility for Eligible Receivables set forth on Schedule I hereto.

“Eligible Investments” means, with respect to funds in the Collection Account and Reserve Account, “Eligible Investments” as defined in the Sale and Servicing Agreement, except that (i) all references in such definition to “rating satisfactory to the Rating Agency” or words of similar import shall mean ratings of not less than “A-1+” or “AAA” by Standard & Poor’s, “P-1” or “Aaa” by Moody’s Investors Service, “F1” or “AAA” by Fitch, Inc., or the equivalent such ratings by another Rating Agency (whichever is applicable), and (ii) unless otherwise agreed in writing by the Rating Agencies, all such investments shall have maturities at the time of the acquisition thereof occurring no later than the Business Day immediately preceding the Distribution Date following such date of acquisition.

“Eligible Receivable” means a Receivable that satisfies the Eligibility Criteria.

“Eligible Substitute Receivable” means a Receivable substituted by the Servicer or HAFI pursuant to Section 5.02, which on the date of such substitution must:

(i) have a Principal Balance not substantially greater or less than the Principal Balance of such elected substituted Receivable;

(ii) have a current Annual Percentage Rate of not less than the Annual Percentage Rate of such elected substituted Receivable and not substantially greater than the Annual Percentage Rate of such elected substituted Receivable;

(iii) have a (A) remaining term to maturity not more than six months earlier or later than the remaining term to maturity of such elected substituted Receivable and (B) maturity date not later than the last day of the Collection Period immediately preceding the month in which the Final Scheduled Distribution Date occurs;

(iv) satisfy the Eligibility Criteria, to the extent such criteria do not pertain exclusively to the Receivables transferred on the Closing Date; and

(v) be the obligation of an Obligor whose credit profile is substantially similar to that of the Obligor under the elected substituted Receivable;

provided, however, that notwithstanding (i) through (v) above, an auto loan may qualify as an Eligible Substitute Receivable if each of the Rating Agencies confirms such substitution.

“Event of Default” shall have the meaning assigned to such term in Section 4.01.

“Final Scheduled Distribution Date” means March 18, 2013.

“HACI” means HSBC Auto Credit Inc., a Delaware corporation.

“HAFI” means HSBC Auto Finance Inc., a Delaware corporation.

“HSBC Finance” means HSBC Finance Corporation, a Delaware corporation.

“Indenture” means the indenture dated as of June 8, 2006 among the Issuer, the Indenture Trustee and the Administrator, as supplemented by this Series Supplement.

“Initial Reserve Account Deposit” means 1% of the Pool Balance as of the Cut-off Date.

“Interest Period” means, with respect to any Distribution Date, the period from and including the prior Distribution Date (or, in the case of the first Interest Period, from and including the Closing Date) through (and including) the day preceding such Distribution Date.

“Master Receivables Purchase Agreements” means, collectively, (i) the Master Receivables Purchase Agreement dated as of November 18, 2002, between HAFI and the Seller, as such agreement may be amended or supplemented from time to time, and (ii) the Master Receivables Purchase Agreement dated as of August 8, 2002, between HACI and the Seller, as such agreement may be amended or supplemented from time to time.

“Note Rate” means the per annum rate of interest due with respect to each Class of Notes as set forth below for the respective Class of Notes:

Class A-1 Notes:  5.27575%

Class A-2 Notes:  5.40%

Class A-3 Notes:  5.43%

Class A-4 Notes:  5.52%

Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in an applicable Interest Period. Interest on the Class A-2, Class A-3 and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Notes” or “Class A Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Optimal Principal Distributable Amount” means, with respect to any Distribution Date, the excess, if any, of (i) the Aggregate Note Principal Balance immediately prior to such Distribution Date over (ii) the Aggregate Optimal Note Principal Balance for such Distribution Date.

“Original Pool Balance” means the aggregate of the Principal Balances of the Receivables as of the Cut-off Date.

“Overcollaterization Amount” means, as of any date of determination, the positive excess, if any, of the Pool Balance over the Aggregate Note Principal Balance.

“Owner Trust Estate” has the meaning assigned to such term in the Trust Agreement.

“Owner Trustee” means U.S. Bank Trust National Association, not in its individual capacity but solely as trustee under the Trust Agreement, its successors-in-interest or any successor Owner Trustee under the Trust Agreement.

“Pledge” means the Grant by the Issuer hereunder to the Indenture Trustee for the benefit of the Secured Parties in accordance with Section 1.02 in and to the Series Trust Estate.

“Pool Balance” means, as of any date of determination, the aggregate of the outstanding Principal Balances of the Receivables, unless otherwise specified, as of the close of business on the preceding Business Day.

“Principal Balance Shortfall” means, (i) with respect to a Distribution Date, the positive excess, if any, of the Aggregate Note Principal Balance (after giving effect to the distribution pursuant to Section 3.03(a)(iv) on such Distribution Date and prior to making any distribution pursuant to Section 3.03(b) on such Distribution Date) over the Pool Balance as of the close of business on the last day of the preceding Collection Period and (ii) with respect to the Scheduled Maturity Date for any Class of the Notes, the outstanding principal balance of such Class of the Notes (after giving effect to the distribution pursuant to Section 3.03(a)(iv)).

“Rating Agencies” means Standard & Poor’s, Moody’s Investors Service and Fitch, Inc. If any such organization or a successor does not maintain a rating on the Notes, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to the Administrator, the Indenture Trustee, the Owner Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, written confirmation from each Rating Agency rating the Notes that such action will not result in a reduction or withdrawal of its then current rating of the Notes.

“Receivables” means each receivable listed on the Schedule of Receivables, which (a) has not been released from the Series Trust Estate as provided herein or in the Indenture and (b) is not a Liquidated Receivable.

“Redemption Price” has the meaning specified in Section 5.01.

“Related Documents” means the Basic Documents and the Revolving Credit Agreement.

“Reserve Account” means the Reserve Account, which shall be an Eligible Account created pursuant to Section 3.01 and which shall be account no. 10-879491, reference HSBC Auto 2006-1 Reserve Account at the Administrator, ABA No. 021001088.

“Reserve Account Balance” means, with respect to a Distribution Date, the amount on deposit in the Reserve Account as of the close of business on the Business Day immediately preceding such Distribution Date; provided, however, that such determination shall be made immediately after the deposit to the Collection Account effected pursuant to Section 5.1(c) of the Sale and Servicing Agreement.

“Reserve Account Shortfall Amount” means, with respect to any Distribution Date, the excess of:  (x) the Targeted Reserve Account Balance for such Distribution Date over (y) the Reserve Account Balance for such Distribution Date.

“Revolving Credit Agreement” means the Revolving Credit Agreement, dated as of March 1, 1998, between HSBC Finance Corporation and the Seller.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement dated as of June 8, 2006, among the Issuer, the Seller, the Servicer, the Indenture Trustee and the Administrator, as such agreement may be amended or supplemented from time to time.

“Scheduled Maturity Date” means, with respect to the Class A-1 Notes, the Class A-1 Scheduled Maturity Date, with respect to the Class A-2 Notes, the Class A-2 Scheduled Maturity Date, with respect to the Class A-3 Notes, the Class A-3 Scheduled Maturity Date and, with respect to the Class A-4 Notes, the Class A-4 Scheduled Maturity Date.

“Schedule of Receivables” means, as to any date, the schedule of all retail installment sales contracts held as part of the Series Trust Estate on such date. The initial Schedule of Receivables is attached hereto as Schedule II. The Schedule of Receivables will be amended from time to time to reflect the removal of Receivables and the addition of any Eligible Substitute Receivables to the Series Trust Estate.

“Secured Parties” means, collectively, the Holders from time to time of the Notes.

“Securities” means the Notes and the Certificates.

“Series Supplement” means this Series Supplement to the Indenture, Sale and Servicing Agreement and the Trust Agreement.

“Series Support” means, with respect to the Notes, the Certificates and the Reserve Account.

“Series Trust Estate” means the property Granted to the Indenture Trustee pursuant to Section 1.02.

“Servicer’s Certificate” means, with respect to the Notes and Certificates, a report in substantially the form of Exhibit A hereto (appropriately completed), furnished by the Servicer to the Administrator, the Indenture Trustee and the Owner Trustee pursuant to the Sale and Servicing Agreement.

“Servicing Fee” means, (i) with respect to the initial Collection Period, the fee payable to the Servicer for servicing rendered during such Collection Period, which shall be equal to $2,737,154.55, and (ii) with respect to any other Collection Period, the fee payable to the Servicer for services rendered during such Collection Period, which shall be equal to one-twelfth of the Servicing Fee Rate multiplied by the Aggregate Principal Balances of the Receivables determined as of the first day of such Collection Period. For the avoidance of doubt, the Servicing Fee does not include any administrative fees, expenses or charges paid by or on behalf of Obligors during any Collection Period.

“Servicing Fee Rate” means 2.25% per annum.

“Substitution Adjustment Amount” means, as to any Receivable for which the Servicer elects to substitute pursuant to Section 5.02(a) and the date on which a substitution thereof occurs pursuant to Section 5.02, the sum of:

(i) the excess, if any, of (a) the Principal Balance of such elected Receivable plus any amounts charged off by the Servicer with respect to such elected Receivable as of the end of the related Collection Period preceding the date of substitution (after the application of any principal payments received on such elected Receivable on or before the date of the substitution of the applicable Eligible Substitute Receivable or Receivables) over (b) the aggregate Principal Balance of the applicable Eligible Substitute Receivable or Receivables, plus

(ii) accrued and unpaid interest to the end of such Collection Period computed on a daily basis at the Annual Percentage Rate on the Principal Balance of such elected Receivable outstanding from time to time.

“Targeted Reserve Account Balance” means, with respect to any Distribution Date, the lesser of: (i) the greater of (a) 3% of the outstanding Pool Balance as of the end of the related Collection Period, and (b) $27,371,545.47 (2% of the Pool Balance as of the Cut-off Date) and (ii) the Aggregate Note Principal Balance.

“Trust Accounts” means the Collection Account and the Reserve Account.

“Trust Agreement” means the Trust Agreement, dated as of May 26, 2006, between the Seller and the Owner Trustee, as amended and restated as of June 8, 2006 and as supplemented by this Series Supplement.

“Underwriter” means HSBC Securities (USA) Inc., as representative of the underwriters named in the Underwriting Agreement.

ARTICLE III
DISTRIBUTIONS AND STATEMENTS TO
NOTEHOLDERS; SERIES SPECIFIC COVENANTS

SECTION 3.01.              Trust Accounts.

(a)           The Administrator, for the benefit of the Secured Parties, shall establish and maintain an account (the “Collection Account”) as a segregated trust account in the Administrator’s corporate trust department, identified as the “Collection Account for HSBC Automotive Trust (USA) 2006-1, in trust for the Secured Parties.”  The Administrator shall make or permit withdrawals from the Collection Account only as provided in this Series Supplement.

(b)           The Administrator, for the benefit of the Secured Parties, shall establish and maintain an account (the “Reserve Account”) as a segregated trust account in the Administrator’s corporate trust department, identified as the “Reserve Account for HSBC Automotive Trust (USA) 2006-1, in trust for the Secured Parties.”  The Administrator shall make or permit withdrawals from the Reserve Account only as provided in this Series Supplement. On the Closing Date, the Reserve Account will be funded with the Initial Reserve Account Deposit.

(c)           In the event that any Trust Account ceases to be an Eligible Account, the Administrator, within five Business Days, shall establish such Trust Account as a new account which is an Eligible Account. No withdrawals may be made of funds in any Trust Account except as provided in this Series Supplement. Except as specifically provided in this Series Supplement, funds in the Trust Accounts shall not be commingled with any other moneys. All moneys deposited from time to time in each of the Trust Accounts shall be invested and reinvested by the Administrator in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise) which, absent any instruction, shall be investments of the type specified in clause (d) of the definition of Eligible Investments. The provisions of Section 5.1 of the Sale and Servicing Agreement shall apply to the investment of funds in the Trust Accounts.

SECTION 3.02.              Reserve Account.

On the earlier of (x) the maturity date of the Notes (whether by acceleration or otherwise), and (y) the Final Scheduled Distribution Date, the amount on deposit in the Reserve Account shall be withdrawn from the Reserve Account and distributed in accordance with Section 4.04.

SECTION 3.03.              Distributions.

(a)           On each Distribution Date, the Administrator shall (based solely on the information contained in the Servicer’s Certificate delivered with respect to such Distribution Date) distribute the following amounts from and, to the extent of, Available Funds with respect to the Collection Period immediately preceding such Distribution Date, in the following order of priority:

(i)            to the Servicer, if HSBC Finance is no longer acting as Servicer, the Servicing Fee for the related Collection Period;

(ii)           to the Administrator, the Indenture Trustee and the Owner Trustee, any accrued and unpaid fees and any unreimbursed costs and expenses (including to any successor Servicer, reasonable transition expenses in an amount not to exceed $100,000 per servicing transfer), in each case, to the extent such fees have not been previously paid by the Servicer or the Seller;

(iii)          to the Class A Noteholders in proportion to the interest due on each Class of Notes, the Class A Interest Distributable Amount;

(iv)          to the Class A Noteholders, the Class A Minimum Principal Distributable Amount;

(v)           to the Reserve Account, the Reserve Account Shortfall Amount, if any;

(vi)          to the Class A Noteholders, the Class A Additional Principal Distributable Amount;

(vii)         to the Administrator, the Indenture Trustee and the Owner Trustee, any accrued and unpaid indemnity amounts, in each case, to the extent such amounts have not been previously paid by the Servicer or the Seller;

(viii)        if HSBC Finance is acting as the Servicer, the Servicing Fee for the related Collection Period (unless the Servicer has retained such amount in accordance with Section 4.8 of the Sale and Servicing Agreement) or if a successor Servicer has been appointed, reasonable transition expenses in excess of the amounts paid in priority (i) above; and

(ix)           to the holders of the Certificates, any remaining Available Funds.

Amounts to be distributed in reduction of the outstanding principal balance of the Class A Notes pursuant to Section 3.03(a)(iv) or (vi) or Section 3.03(b) shall be distributed in reduction of the outstanding principal balance of the Class A-1 Notes until the principal balance of the Class A-1 Notes is reduced to zero; thereafter such amount shall be distributed in reduction of the outstanding principal balance of the Class A-2 Notes until the principal balance of the Class A-2 Notes is reduced to zero; thereafter such amount shall be distributed in reduction of the outstanding principal balance of the Class A-3 Notes until the principal balance of the Class A-3 Notes is reduced to zero; and thereafter such amount shall be distributed in reduction of the outstanding principal balance of the Class A-4 Notes until the principal balance of the Class A-4 Notes is reduced to zero.

(b)            If on a Determination Date, the Servicer’s Certificate delivered with respect to the related Distribution Date indicates that (i) the amount of Available Funds with respect to such Distribution Date is not sufficient, when distributed in accordance with Section 3.03(a), to cause the amounts specified in Section 3.03(a)(i), (ii) and (iii) with respect to such Distribution Date to be paid in full; or (ii) if after giving effect to the distribution of Available Funds pursuant to Section 3.03(a)(iv) on a Distribution Date there exists a Principal Balance Shortfall, the Administrator shall withdraw from the Reserve Account and distribute as follows an amount up to the amount which when distributed, first in accordance with Section 3.03(a)(i), (ii) and (iii); and second, in reduction of the outstanding principal balance of the Class A Notes, but only to the extent necessary to eliminate the Principal Balance Shortfall, shall cause the amounts specified in Section 3.03(a)(i), (ii) and (iii) to be paid in full and such Principal Balance Shortfall to be eliminated.

(c)            [Reserved].

(d)            [Reserved].

(e)            Each Certificateholder, by its acceptance of its Certificate will be deemed to have consented to the provisions of paragraph (a) above relating to the priority of distributions, and will be further deemed to have acknowledged that no property rights in any amount or the proceeds of any such amount shall vest in such Certificateholder until such amounts have been distributed to such Certificateholder in accordance with the terms of the Trust

Agreement and this Series Supplement; provided, that the foregoing shall not restrict the right of any Certificateholder, upon compliance with the provisions hereof, from seeking to compel the performance of the provisions hereof by the parties hereto. Each Certificateholder, by acceptance of its Certificate, further specifically acknowledges that it has no right to or interest in any monies at any time held in the Reserve Account, such monies being held in trust for the benefit of the Secured Parties.

(f)             Amounts on deposit in the Reserve Account on any Distribution Date (after giving effect to all distributions made on such Distribution Date) in excess of the Targeted Reserve Account Balance for such Distribution Date shall be released first, to the Servicer for any Servicing Fees then due and unpaid pursuant to Section 3.03(a)(viii), and any remainder shall be paid to the holders of the Certificates.

(g)            In the event that the Reserve Account is maintained with an institution other than the Administrator, the Servicer shall instruct and cause such institution to transfer the amounts to be distributed therefrom in accordance with Section 3.03(b) to the Administrator for distribution pursuant to Section 3.03(a) one Business Day prior to the related Distribution Date.

(h)            Unless Definitive Notes are issued pursuant to Section 2.12 of the Indenture, with respect to Notes registered on the related Record Date in the name of a nominee of the Clearing Agency, payment will be made by wire transfer to an account designated by such nominee, without presentation or surrender of the Notes or the making of any notation thereon.

(i)             If not theretofore paid in full, all amounts outstanding with respect to the Class A-1 Notes shall be due and payable on the Class A-1 Scheduled Maturity Date; if not theretofore paid in full, all amounts outstanding with respect to the Class A-2 Notes shall be due and payable on the Class A-2 Scheduled Maturity Date; if not theretofore paid in full, all amounts outstanding with respect to the Class A-3 Notes shall be due and payable on the Class A-3 Scheduled Maturity Date; and if not theretofore paid in full, all amounts outstanding with respect to the Class A-4 Notes shall be due and payable on the Class A-4 Scheduled Maturity Date.

SECTION 3.04.       Statements to Noteholders.

(a)            On or prior to each Determination Date, the Servicer shall deliver to the Administrator (with an instruction for the Administrator to forward to each Noteholder of record and to each Certificateholder of record), and make available (via access to its or its Affiliate’s website address) to the Rating Agencies, the Indenture Trustee and any other interested party, a statement setting forth at least the following information as to the Notes to the extent applicable:

(i)           the amount of such distribution allocable to interest on or with respect to each Class of Notes;

(ii)          the amount of such distribution allocable to principal of each Class of Notes;

(iii)         the aggregate outstanding principal amount of each Class of the Notes after giving effect to payments allocated to principal reported under (ii) above;

(iv)          the current Note Rate applicable to each Class of Notes;

(v)           the Class A Interest Carryover Shortfall, if any, with respect to each Class of Notes;

(vi)          the Pool Balance at the beginning of the related Collection Period;

(vii)         the Pool Balance at the end of the related Collection Period;

(viii)        the amount of Collections for the related Collection Period;

(ix)           the amount of Collections allocable to principal payments on the Receivables for the related Collection Period;

(x)            the Net Liquidation Proceeds for such Collection Period;

(xi)           the principal amount of Receivables which were repurchased during the related Collection Period;

(xii)          the Substitution Adjustment Amount for the related Collection Period;

(xiii)         the weighted average coupon of the Receivables;

(xiv)        the weighted average remaining maturity of the Receivables;

(xv)         the Collection Account and Reserve Account investment income for the related Collection Period;

(xvi)        the beginning Reserve Account Balance;

(xvii)       the Targeted Reserve Account Balance;

(xviii)      the Reserve Account Shortfall Amount, if any, for such Distribution Date;

(xix)         the Reserve Account deposit, if any, for such Distribution Date;

(xx)          the release from the Reserve Account pursuant to Sections 3.03(b) and (f), if any, for such Distribution Date;

(xxi)         the ending Reserve Account Balance;

(xxii)        the Overcollateralization Amount prior to payments allocated to principal under (ii) above;

(xxiii)       the Overcollateralization Amount after giving effect to payments allocated to principal under (ii) above;

(xxiv)       the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

(xxv)        the Principal Balance and percentage of the Pool Balance of Receivables that are one payment delinquent;

(xxvi)       the Principal Balance and percentage of the Pool Balance of Receivables that are two payments delinquent;

(xxvii)      the Principal Balance and percentage of the Pool Balance of Receivables that are three or more payments delinquent;

(xxviii)     the Principal Balance and percentage of the Pool Balance of Receivables that are two or more payments delinquent;

(xxix)       the Principal Balance and percentage of the Pool Balance of repossessed vehicles;

(xxx)        the Principal Balance of Receivables that were extended or modified (and delinquency reset) during the related Collection Period; and

(xxxi)       the Principal Balance of Receivables that were extended or modified (and delinquency reset) during the related Collection Period as a percentage of the Pool Balance at the end of such Collection Period.

Each amount set forth pursuant to paragraphs (i) and (ii) above shall be expressed as a dollar amount per $1,000 of the initial principal balance of the applicable Class of Notes.

(b)           The Administrator may, but is not obligated to, make available to the parties hereto and to each of the Noteholders, via the Administrator’s internet website, all information referred to in this Section 3.04 available each month and, with the consent or at the direction of the Seller, such other information regarding the Notes and/or the Receivables as the Administrator may have in its possession, but only with the use of a password provided by the Administrator.

The Administrator’s internet website, if applicable, shall be specified by the Administrator from time to time in writing to the parties hereto and the Noteholders. In connection with providing access to the Administrator’s internet website, the Administrator may require registration and the acceptance of a disclaimer. The Administrator shall not be liable for its dissemination of information in accordance with this Series Supplement.

SECTION 3.05.              Reporting Requirements.

(a)           The Servicer’s Certificate shall be in the form attached as Exhibit A hereto.

(b)           By January 31 of each calendar year, commencing January 31, 2007, the Servicer on behalf of the Issuer shall prepare and distribute to the Administrator and the Indenture Trustee a statement containing such information as is required to be provided by an issuer of indebtedness under the Code and such other customary information as is necessary to enable the Noteholders to prepare their tax returns.

(c)           If an Event of Default occurs and is continuing and if it is either known by, or written notice of the existence thereof has been delivered to, a Responsible Officer of the Administrator or the Indenture Trustee, the Administrator or the Indenture Trustee, as the case may be, shall mail to each Noteholder notice of the Default within 30 days after such knowledge or notice occurs.

SECTION 3.06.              Compliance With Withholding Requirements.

Notwithstanding any other provisions of this Series Supplement or the Indenture to the contrary, the Administrator and the Indenture Trustee shall comply with all federal withholding requirements respecting payments (or advances thereof) to the Noteholders as may be applicable to instruments constituting indebtedness for federal income tax purposes. Any amounts so withheld shall be treated as having been paid to the applicable Noteholders for all purposes of the Indenture. In no event shall the consent of any Noteholder be required for any such withholding.

SECTION 3.07.              Special Covenants and Acknowledgements.

With respect to the Notes, the Issuer hereby represents and warrants, as of the Closing Date:

(i)            Valid Pledge. It is the intention of the Issuer that the Pledge herein contemplated hereby constitutes the Grant of a perfected, first priority security interest in the Series Trust Estate to the Indenture Trustee for the benefit of the Secured Parties.

(ii)           Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Issuer of this Series Supplement, the Indenture, and each Related Document to which it is a party.

SECTION 3.08.              Income Tax Characterization.

For purposes of federal income, state and local income and franchise and any other income taxes, the parties to this Series Supplement, and each owner of a beneficial interest in the Notes by acceptance of such interest, agree to treat the Notes as indebtedness and hereby instruct the Indenture Trustee to treat the Notes as indebtedness for federal and state tax reporting purposes.

ARTICLE IV
EVENTS OF DEFAULT; REMEDIES

SECTION 4.01.              Events of Default.

“Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)            default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five calendar days; or

(ii)           default in the payment of the outstanding principal balance of any Class of Notes on the related Scheduled Maturity Date, which default shall continue for a period of five calendar days; or

(iii)          the Aggregate Note Principal Balance on any Distribution Date exceeds the Pool Balance as of the last day of the prior Collection Period after the application of all Available Funds and after making any distribution pursuant to Section 3.03(b); or

(iv)          default in the observance or performance of any covenant or agreement of the Issuer made in the Related Documents (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in the Related Documents or in any certificate or other writing or record delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect as of the time when the same shall have been made and has a material adverse effect on the Noteholders, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 60 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or the Administrator or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(v)           the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Series Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Series Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(vi)          the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Series Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing.

SECTION 4.02.              Rights Upon Event of Default.

(a)           If an Event of Default shall have occurred and be continuing, the Indenture Trustee may, or if so requested in writing by Holders holding Notes representing at least 66-2/3% of the Outstanding Amount of the Notes shall, declare by written notice to the Issuer that the Notes have become due and payable, whereupon they shall become, immediately due and payable at 100% of the outstanding principal balance of the Notes and accrued interest thereon (together with interest accrued at the relevant Note Rate on such overdue interest).

(b)           At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee, the Controlling Party, by written notice to the Issuer and the Servicer, may rescind and annul such declaration and its consequences if:

(i)            the Issuer has paid or deposited with the Indenture Trustee (or the Administrator on behalf of the Indenture Trustee) a sum sufficient to pay:

(A)          all payments of principal and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and
(B)           all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(ii)           all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.9 of the Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 4.03.              Remedies.

If an Event of Default shall have occurred and be continuing, the Indenture Trustee, subject to Section 11.17 of the Indenture, may exercise any of the remedies specified in Article V of the Indenture and, in addition, may do one or more of the following:

(i)            institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under the Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

(ii)           institute Proceedings from time to time for the complete or partial foreclosure of the Indenture with respect to the Series Trust Estate;

(iii)          exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

(iv)          sell the Series Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Series Trust Estate following an Event of Default unless:

(x)            the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest, or

(y)           the Indenture Trustee determines that the Series Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66-2/3% of the Outstanding Amount of the Notes, or

(z)            if the provisions of neither subparagraph (x) nor subparagraph (y) are satisfied, if the Indenture Trustee obtains the consent of the Holders of 100% of the Outstanding Amount of the Notes.

In determining such sufficiency or insufficiency with respect to clause (y), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Series Trust Estate for such purpose. Any reasonable costs and expenses incurred by the Indenture Trustee in obtaining such opinion shall be costs and expenses of the Indenture Trustee pursuant to Section 3.03(a)(ii) of this Series Supplement.

SECTION 4.04.              Priorities.

(a)           On and after the maturity date of the Notes (by acceleration or otherwise), including, without limitation, on and after the Final Scheduled Distribution Date, all Available Funds, all amounts on deposit in the Reserve Account withdrawn in accordance with Section 3.02 and any proceeds of the liquidation of all or any portion of the Series Trust Estate pursuant to Section 4.03(iv) (which proceeds the Indenture Trustee shall remit to the Administrator), shall be applied by the Administrator, based upon information most recently provided to it by the Servicer, on the date of distribution in the following order of priority:

FIRST:                to the Servicer, if HSBC Finance is no longer acting as Servicer, the Servicing Fee for the related Collection Period;
SECOND:           to the Administrator, the Indenture Trustee and the Owner Trustee, any accrued and unpaid fees and any unreimbursed costs and expenses (including to any successor Servicer, reasonable transition expenses in an amount not to exceed $100,000 per servicing transfer), in each case, to the extent such fees have not been previously paid by the Servicer or the Seller;
THIRD:              to Class A Noteholders for amounts due and unpaid on the Class A Notes for interest, pro rata, in accordance with the amounts due and payable on the Class A Notes on the date of distribution for interest without preference or priority of any kind;
FOURTH:          to the Class A Noteholders for amounts due and unpaid on the Class A Notes for principal, pro rata, in accordance with the respective aggregate outstanding principal balance of each Class of Class A Notes without preference or priority of any kind;
FIFTH:               to the Administrator, the Indenture Trustee and the Owner Trustee, any accrued and unpaid indemnity amounts, in each case, to the extent such fees have not been previously paid by the Servicer or the Seller;
SIXTH:               to the Servicer, if HSBC Finance is acting as Servicer, for any Servicing Fees then due and unpaid; and
SEVENTH:         to the Certificateholders, any remaining Available Funds.

(b)           The Administrator may fix a record date and distribution date for any payment to Noteholders pursuant to this Section 4.04. At least 15 days before such record date, the Administrator shall mail to the Noteholders a notice that states the record date, the distribution date and the amount to be paid.

ARTICLE V
PREPAYMENT, REDEMPTION AND SUBSTITUTION

SECTION 5.01.              Optional “Clean-Up” Redemption.

On any Distribution Date occurring on or after the date upon which the Pool Balance shall have been reduced to an amount which is less than or equal to 10% of the Original Pool Balance, the Servicer and HAFI shall each have the option to purchase the outstanding Receivables at a price equal to the aggregate Repurchase Amount for such Receivables; provided, however, such aggregate Repurchase Amount shall not be less than the then Aggregate Note Principal Balance, plus all accrued and unpaid interest thereon and all fees and other amounts owing to the Administrator, the Indenture Trustee, the Owner Trustee and the Servicer (if other than HSBC Finance) under the Related Documents (the “Redemption Price”). The Servicer or HAFI shall give the Servicer (if other than HSBC Finance), the Administrator, the Indenture Trustee and the Owner Trustee at least 10 days irrevocable prior written notice of the date on which the Servicer or HAFI, as applicable, intends to exercise such option to purchase. Not later than 12:00 P.M., New York City time, on the day prior to such Distribution Date, the Servicer or HAFI, as applicable, shall deposit such amount in the Collection Account in immediately available funds for distribution pursuant to Section 3.03. Such purchase option is subject to payment in full of the aggregate Repurchase Amount described herein.

SECTION 5.02.              Optional Substitution.

(a)           At any time the Servicer and HAFI shall each have the right, in their respective sole discretion, but not the obligation, to elect (by written notice sent to the Indenture Trustee and the Owner Trustee) to substitute in the place of any Receivable an Eligible Substitute Receivable or Receivables; provided that the aggregate Principal Balance of all Eligible Substitute Receivables substituted pursuant to this Section shall not exceed 2% of the Pool Balance as of the initial Cut-off Date; provided further that prior to any such substitution the Servicer shall give written notice to each Rating Agency of any such substitution.

(b)           For any Collection Period during which the Servicer or HAFI substitutes one or more Eligible Substitute Receivables, the Servicer shall determine the Substitution Adjustment Amount. The Servicer or HAFI, as applicable, shall deposit the Substitution Adjustment Amount in the Collection Account no later than the Business Day immediately preceding the Distribution Date in the month following the end of the Collection Period in which such substitution occurs. The Servicer shall amend the Schedule of Receivables to reflect the removal of any Receivable for which the Servicer or HAFI has made a substitution election pursuant to Section 5.02(a) from the terms of this Agreement and the substitution of the Eligible Substitute Receivable or Receivables. Upon such substitution, the Eligible Substitute Receivable or Receivables shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have represented that each such Eligible Substitute Receivable or Receivables, as of the date of substitution, satisfies the Eligibility Criteria, to the extent such criteria do not pertain exclusively to the Receivables transferred on the Closing Date. The Indenture Trustee and the Owner Trustee shall, upon receipt by each of the Indenture Trustee and the Owner Trustee of an officer’s certificate from an officer of the Servicer certifying that the conditions in this Section 5.02(b) have been satisfied, take any action requested by the Servicer or HAFI, as the case may be, to effect the reconveyance of such Receivable for which the Servicer or HAFI, as the case may be, has made a substitution election so removed from the Series Trust Estate to the Servicer or HAFI, as the case may be. The procedures applied by the Servicer or HAFI in selecting each Eligible Substitute Receivable shall not be adverse to the interests of the Noteholders and shall be comparable to the selection procedures applicable to the Receivables originally conveyed hereunder.

(c)           In the case of a substitution pursuant to this Section, upon receipt by the Indenture Trustee of (i) a Servicer’s Certificate to the effect that the Substitution Adjustment Amount, if any, has been so deposited in the Collection Account and (ii) an Officer’s Certificate reciting the transfer and assignment of the Eligible Substitute Receivable(s) to the Indenture Trustee, the Indenture Trustee shall execute and deliver such instrument of transfer or assignment presented to it by the Servicer, in each case without recourse, as shall be necessary to vest in the Servicer or HAFI, as applicable, legal and beneficial ownership of such Receivable for which the Servicer has made a substitution election (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto).

ARTICLE VI
MISCELLANEOUS

SECTION 6.01.              Ratification of Basic Documents.

Each of the Basic Documents (to the extent appropriate, as supplemented by this Series Supplement) is in all respects ratified and confirmed and each of the Basic Documents, as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

SECTION 6.02.              Counterparts.

This Series Supplement may be executed in one or more counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

SECTION 6.03.              GOVERNING LAW.

THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6.04.              Amendments Without Consent of Noteholders.

(a)           Without the consent of the Noteholders and with prior written notice to the Rating Agencies, as evidenced in writing to the Administrator, the Indenture Trustee and the Issuer, when authorized by an Issuer Order, at any time and from time to time, the parties hereto may enter into one or more amendments hereto, in form satisfactory to the Administrator, the Indenture Trustee, the Owner Trustee, for any of the following purposes:

(i)            to correct or amplify the description of any property at any time subject to the lien of the Indenture as supplemented by this Series Supplement, or better to assure, convey and confirm unto the Indenture Trustee, if any, any property subject or required to be subjected to the lien of the Indenture as supplemented by this Series Supplement, or subject to the lien of the Indenture as supplemented by this Series Supplement additional property;

(ii)           to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

(iii)          to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuer;

(iv)          to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee, if any;

(v)           to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under the Indenture, the Trust Agreement or in this Series Supplement; provided that such action shall not adversely affect the interests of the Noteholders;

(vi)          to evidence and provide for the acceptance of the appointment hereunder and under the Indenture by a successor indenture trustee with respect to the Notes and to add to or change any of the provisions of the Indenture or of this Series Supplement as shall be necessary to facilitate the administration of the trusts hereunder by more than one indenture trustee, pursuant to the requirements of Article V of the Indenture; or

(vii)         to modify, eliminate or add to the provisions of the Indenture or of this Series Supplement to such extent as shall be necessary to effect the qualification of the Indenture under the TIA or under any similar federal statute hereafter enacted and to add to the Indenture such other provisions as may be expressly required by the TIA.

Each of the Administrator, the Indenture Trustee and the Owner Trustee is hereby authorized to join in the execution of any amendment and to make any further appropriate agreements and stipulations that may be therein contained.

(b)           Except as otherwise provided herein, the Issuer, the Indenture Trustee and the Administrator, when authorized by an Issuer Order, may, also without the consent of any of the Noteholders and with prior written notice to the Rating Agencies by the Issuer, as evidenced in writing to the Indenture Trustee and the Administrator, enter into an amendment hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of this Series Supplement of modifying in any manner the rights of the Noteholders under the Indenture or under this Series Supplement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder; provided, further, that with respect to tax matters, such action shall not be deemed to adversely affect in any material respect the interests of any Noteholder if, for federal income tax purposes, the action does not cause the issuing entity to be treated as an association or publicly traded partnership taxable as a corporation, or the Notes that were characterized as debt at the time of issuance to fail to qualify as debt.

SECTION 6.05.              Amendments With Consent of the Noteholders.

Except as otherwise provided herein, the Issuer, the Indenture Trustee and the Administrator, when authorized by an Issuer Order provided by the Servicer, also may, with prior written notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Outstanding Amount of each Class of affected Notes, by Act of such Holders delivered to the Issuer, the Indenture Trustee and the Administrator, enter into an amendment hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Series Supplement or of modifying in any manner the rights of the Noteholders under the Indenture or under this Series Supplement; provided, however, that no such amendment shall, without the consent of the Holder of each Outstanding Note affected thereby:

(i)            change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon, change the provision of the Indenture relating to the application of collections on, or the proceeds of the sale of, all or any portion of any Series Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable;

(ii)           impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor, as provided in Article V of the Indenture, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

(iii)          reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required for this Series Supplement, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences provided for in the Indenture;

(iv)          modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(v)           reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Series Trust Estate pursuant to the Indenture;

(vi)          modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of the Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(vii)         modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

(viii)        permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Series Trust Estate or, except as otherwise permitted or contemplated herein or the Related Documents, terminate the lien of the Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of the Indenture.

It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of an amendment to this Series Supplement, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer, the Indenture Trustee and the Administrator of an amendment to this Series Supplement, the Administrator shall, upon written instruction from the Issuer or the Indenture Trustee, mail to the Noteholders a notice setting forth in general terms the substance hereof. Any failure of the Administrator to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any amendment to this Series Supplement.

Prior to the execution of any amendment to this Series Supplement, the Indenture Trustee, the Administrator and the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized and permitted by this Series Supplement. The Indenture Trustee, the Administrator and the Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee’s, the Administrator’s or the Owner Trustee’s, as the case may be, own rights, duties or immunities under this Series Supplement.

By its acceptance of its interest in the Notes, each owner of a beneficial interest in a Note shall be deemed to have agreed that prior to the date which is one year and one day after the termination of the Indenture, such Person shall not acquiesce, petition or otherwise invoke or cause the Issuer or the Seller to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Seller or Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of or for the Issuer or the Seller or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Issuer or the Seller.

SECTION 6.06.              Authority to Register Notes and File Reports.

The Issuer hereby authorizes the Seller (and, at the Seller’s direction, the Servicer) to prepare and execute on behalf of the Issuer, filings with the Securities and Exchange Commission and any applicable state agencies of documents required to register or qualify the Notes for public distribution and to file, on a periodic basis or as otherwise may be required, such documents or records as may be required by rules and regulations prescribed by such authorities.

SECTION 6.07.              Authority to Perform Duties of the Issuer.

(a)           The Issuer hereby designates the Servicer its agent and attorney-in-fact to execute or otherwise authenticate any financing statement, continuation statement or other instrument or record required by the Indenture Trustee pursuant to Section 3.5 of the Indenture; provided that such designation shall not be deemed to create a duty in the Indenture Trustee to monitor the compliance of the Servicer with respect to its duties under Section 3.5 of the Indenture or the adequacy of any financing statement, continuation statement or other instrument or record prepared by the Servicer.

(b)           The Issuer hereby appoints the Servicer to assist the Issuer in performing its duties under the Related Documents, including, but not limited to, Sections 2.13 and 3.9 of the Indenture, and the Servicer hereby accepts such appointment.

SECTION 6.08.              Notices.

All demands, notices and communications upon or to the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or the Administrator shall be in writing, personally delivered, or mailed by certified mail, or sent by confirmed telecopier transmission and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to HSBC Auto Receivables Corporation, 1111 Town Center Drive, Las Vegas, Nevada 89144, with a copy to HSBC Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois, 60070, Attention:  Treasurer, Telecopier # (847) 205-7538, (b) in the case of the Servicer, if HSBC Finance Corporation is the Servicer, to HSBC Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070,  Attention: Treasurer, Telecopier # (847) 205-7538, (c) in the case of the Issuer, at the Corporate Trust Office of the Owner Trustee, Telecopier # (312) 325-8905, (d) in the case of the Owner Trustee, at its Corporate Trust Office, Telecopier # (312) 325-8905, (e) in the case of the Indenture Trustee, at the Corporate Trust Office of the Indenture Trustee, Attention: Corporate Trust Office-HSBC Automotive Trust (USA) 2006-1, Telecopier # (212) 815-2493, (f) in the case of the Administrator, at the Corporate Trust Office of the Administrator, Attention: Corporate Trust/ABS Group, Telecopier # (212) 525-1300. Any notice required or permitted to be mailed to a Noteholder or Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register or Note Register, as applicable. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder or Noteholder shall receive such notice.

SECTION 6.09.              [Reserved].

[Reminder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be fully executed by their respective officers as of the day and year first above written.

HSBC FINANCE CORPORATION,
as Servicer

By:	/s/ Dennis J. Mickey
	Name:	Dennis J. Mickey
	Title:	Vice President and Assistant Treasurer

HSBC AUTOMOTIVE TRUST (USA) 2006-1, as Issuer
by U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee

By:	/s/ Patricia M. Child
	Name:	Patricia M. Child
	Title:	Vice President

HSBC AUTO RECEIVABLES CORPORATION,
as Seller

By:	/s/ Steven H. Smith
	Name:	Steven H. Smith
	Title:	Vice President and Assistant Treasurer

THE BANK OF NEW YORK,
as Indenture Trustee

By:	/s/ Alan Li
	Name:	Alan Li
	Title:	Assistant Treasurer

U.S. BANK TRUST NATIONAL ASSOCIATION,
not in its individual capacity but solely as Owner Trustee

By:	/s/ Patricia M. Child
	Name:	Patricia M. Child
	Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as Administrator

By:	/s/ Elena Zheng
	Name:	Elena Zheng
	Title:	Assistant Vice President
HSBC Bank USA, N.A.

[Signature Page for Series Supplement]

Schedule I

Eligibility Criteria

“Eligible Receivable” means a Receivable with respect to which each of the following is true as of the Closing Date:

(a)           that (i) was originated directly by HACI or HAFI with the consumer or was originated by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer’s business and (A) in the case of a receivable originated by HACI or HAFI, such entity had all necessary licenses and permits to originate receivables in the state where such entity was located, and, (B) in the case of a Dealer originated receivable, such Dealer had all necessary licenses and permits to originate receivables in the state where such Dealer was located, and such receivable was purchased by HAFI from such Dealer under an existing Dealer Agreement with HAFI, and (C) in the case of a Dealer originated receivable or a receivable originated by HACI or HAFI, such receivable was purchased (x) by HARC pursuant to the terms of the Master Receivables Purchase Agreements and (y) by the Issuer pursuant to the Sale and Servicing Agreement; and each Receivable was validly assigned (1) if Dealer originated, by such Dealer to HAFI, (2) by HAFI or HACI, as applicable, to HARC pursuant to the terms of the Master Receivables Purchase Agreements, (3) by HARC to the Issuer pursuant to the Sale and Servicing Agreement and (4) by the Issuer to the Indenture Trustee pursuant to the Indenture, (ii) was fully and properly executed by the parties thereto, (iii) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, and (iv) is fully amortizing and provides for level monthly payments (provided that the payment in the first Collection Period and the final Collection Period of the term of the Receivable may be minimally different from the level payment) which, if made when due, shall fully amortize the Amount Financed over the original term;

(b)           that was originated without any fraud or material misrepresentation on the part of a Dealer, the Obligor, HAFI or HACI, as applicable;

(c)           with respect to which all requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act, as amended, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of all of the Receivables, each and every sale of Financed Vehicles and the sale of any physical damage, loss, credit life and credit accident and health insurance and any extended service contracts, have been complied with in all material respects, and each Receivable and the sale of the Financed Vehicle evidenced by each Receivable and the sale of any physical damage, loss, credit life and credit accident and health insurance and any extended service contracts complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements;

SCH-I-1

(d)           that was originated in, and the related Obligor is a resident of, the United States of America and, at the time of origination materially conformed to all underwriting and funding guidelines of HAFI applicable thereto and that has been serviced in material conformity with procedures applicable to receivables that are serviced by the Servicer for its own account;

(e)           which represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application of the Servicemembers Civil Relief Act, as amended; and all parties thereto had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby;

(f)            which is not due from the United States of America or any state or from any agency, department, subdivision or instrumentality thereof;

(g)           which, as of the Cut-off Date, (i) had an original term of not more than 72 months, (ii) has a remaining term of not more than 72 months, (iii) had a remaining Amount Financed of at least $3,000 and not more than $40,000, (iv) had an Annual Percentage Rate of at least 6.50% and not more than 27.00%, (v) was not more than 30 days contractually delinquent, (vi) no funds have been advanced by the Issuer, the Servicer, HAFI, HACI, any Dealer, or anyone acting on behalf of any of them in order to cause such Receivable to qualify under subclause (iv) of this clause (g) and (vii) had no provision thereof waived, altered or modified in any respect since its origination;

(h)           with respect to which the information pertaining to such Receivable set forth in each Schedule of Receivables is true and correct in all material respects;

(i)            with respect to which HAFI will have caused the portions of HAFI’s  and the Servicer’s servicing records relating to such Receivable to be clearly and unambiguously marked to show that such Receivable has been transferred by HAFI or HACI to HARC in accordance with the terms of the Master Receivables Purchase Agreements and by HARC to the Issuer pursuant to the Sale and Servicing Agreement, and by the Issuer to the Indenture Trustee pursuant to the Indenture;

(j)            with respect to which the computer tape or listing to be made available by HAFI to HARC, the Servicer or the Indenture Trustee is complete and accurate and includes a description of the same Receivables that are, or will be, described in the related Schedule of Receivables;

(k)           which constitutes tangible chattel paper within the meaning of the UCC;

(l)            of which there is only one original executed copy;

(m)          with respect to which there exists a Receivable File and such Receivable File contains, without limitation, (a) a fully executed original of the Contract or an electronic

SCH-I-2

copy thereof, (b) a certificate of insurance, application form for insurance signed by the Obligor, or a signed representation letter from the relevant Obligor named pursuant to which the Obligor has agreed to obtain physical damage insurance for the related Financed Vehicle, (c) the original Lien Certificate or application therefor, or a physical or electronic copy thereof, showing HAFI, HACI or a third party assigning its interest in the Lien Certificate, as applicable, as first lienholder (which, for Financed Vehicles registered in states that issue confirmation of the lienholder’s interest electronically, the “Lien Certificate” may consist of notification of an electronic recordation, by either a third party service provider or the relevant Registrar of Titles of the applicable state, which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable state) and (d) an original credit application, or a physical or electronic copy thereof, signed by the Obligor; and (x) each of the documents relating thereto which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces and (y) all blanks on any form relating thereto to be completed have been properly filled in and each form has otherwise been correctly prepared; and, notwithstanding the above, with respect to which, a copy of the complete Receivable File for such Receivable, which fulfills the documentation requirements of HAFI as in effect at the time of purchase is in the possession of the Servicer or Subservicer;

(n)           which has not been satisfied, subordinated or rescinded, and the Financed Vehicle securing such Receivable has not been released from the lien of such Receivable in whole or in part;

(o)           which was not originated in, and is not subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable and with respect to which there is no agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of such Receivable;

(p)           which has not been sold, transferred, assigned or pledged to any Person other than to (i) HAFI by a Dealer, (ii) HARC by HAFI or HACI, as applicable, pursuant to the terms of the Master Receivables Purchase Agreements, (iii) the Issuer by HARC pursuant to the terms of the Sale and Servicing Agreement and (iv) the Indenture Trustee by the Issuer pursuant to the terms of the Indenture. No Dealer has a participation in, or other right to receive, proceeds of any Receivable. Neither HAFI nor HACI, as applicable, HARC nor the Issuer has taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policy or the related Dealer Agreement or Dealer Assignment or to payments due under such Receivable;

(q)           which creates a valid, binding and enforceable first priority security interest in favor of HAFI or HACI, as applicable, in the Financed Vehicle;

(r)            which is secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of HAFI or HACI, as applicable, as secured party, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any Lien for taxes, labor or materials affecting a Financed Vehicle); and, with respect to which there are

SCH-I-3

no Liens or claims for taxes, work, labor or materials affecting the related Financed Vehicle which are or may be Liens prior or equal to the lien of such Receivable;

(s)           as to which the Seller has not authorized the filing of, and is not aware of any financing statements against the Seller that include a description of the collateral covering such Receivable, other than any financing statements (i) relating to the sale of such Receivable by HARC to the Issuer pursuant to the terms of the Sale and Servicing Agreement, or (ii) that have been terminated;

(t)            as to which all filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Indenture Trustee a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof have been made, taken or performed;

(u)           as to which, immediately prior to the transfer and assignment of such Receivable by the Seller pursuant to the Sale and Servicing Agreement, the Seller has good and marketable title thereto, free and clear of any and all liens, claims or encumbrances of any person;

(v)           as to which HAFI or HACI, as applicable, HARC or the Issuer has not done anything to convey any right to any Person that would result in such Person having a right to payments due under such Receivable or otherwise to impair the rights of the Indenture Trustee, the Noteholders or the Certificateholders in such Receivable or the proceeds thereof;

(w)          which is not assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations with respect to such Receivable;

(x)            which is not subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect thereto;

(y)           except for payment delinquencies continuing for a period of not more than 30 days as of the applicable Cut-Off Date, the Seller has no knowledge that a default, breach, violation or event permitting acceleration under the terms of the Receivable existed as of the applicable Cut-Off Date or that any continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable had arisen as of the applicable Cut-Off Date and the Seller has not waived any of the foregoing;

(z)            at the time of the origination of which, the related Financed Vehicle was covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value and (b) the principal amount due from the Obligor thereunder, (ii) naming HAFI or HACI, as applicable, and its successors and assigns as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage and with respect to which the Obligor is required to maintain physical loss and damage insurance, naming HAFI or HACI, as applicable, and its successors and assigns as additional insured parties, and such Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so;

SCH-I-4

(aa)         with respect to which the following is true:

The Lien Certificate for the related Financed Vehicle shows, or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle the Lien Certificate will be received within 270 days of the Closing Date and will show, HAFI, HACI or a third party assigning its interest in the Lien Certificate, as applicable, named as the original secured party under such Receivable and, accordingly, HAFI, HACI or such third party, as applicable, will be the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, HAFI has either applied for or received written evidence from the related Dealer or the Obligor that such Lien Certificate showing HAFI, HACI or a third party assigning its interest in the Lien Certificate, as applicable, as first lienholder has been applied for. If the Receivable was originated in a state in which a filing or recording is required of the secured party to perfect a security interest in motor vehicles, such filings or recordings have been duly made to show HAFI, HACI or a third party assigning its interest in the Lien Certificate, as applicable, named as the original secured party under the related Receivable;

(bb)         with respect to which the related Contract contains no mark or notation indicating that such Contract has been sold or pledged by the Seller to any person other than the Issuer;

(cc)         as to which no selection procedures adverse to the Noteholders or the Certificateholder have been utilized in selecting such Receivable from all other similar Receivables purchased or originated by HAFI or originated by HACI;

(dd)         as to which, as of the Cut-off Date, no Obligor had been identified on the records of HAFI as being the subject of a current bankruptcy proceeding; and

(ee)         as to which all funds have been fully advanced to or on behalf of the related Obligor in accordance with its terms.

SCH-I-5

Schedule II

Schedule of Receivables on File in Electronic Form

at Dewey Ballantine LLP

SCH-II-1

Exhibit A

Form of Servicer’s Certificate

HSBC Automotive Trust (USA) 2006-1

Class A-1 Notes:  5.27575%

Class A-2 Notes:  5.40%

Class A-3 Notes:  5.43%

Class A-4 Notes:  5.52%

Servicer’s Certificate

(Delivered pursuant to Section 4.9 of

the Sale and Servicing Agreement)

Collection Period Beginning

Collection Period Ending

Previous Distribution Date

Distribution Date

Days in Interest Period

Months Since Closing

I. COLLECTION PERIOD POOL BALANCE CALCULATION:

Beginning of Collection Period Pool Balance

Principal Receivables Added

Monthly Principal Amounts:

  Principal Payments Received for the Collection Period

  Liquidated Receivables for the Collection Period

  Principal Amount of Repurchased Receivables for the Collection Period

End of Collection Period Pool Balance

End of Collection Period Pool Factor

II. COLLECTION PERIOD NOTEHOLDER CALCULATIONS:

(a) Class A-1

A.  Information regarding distributions

   1.  Total distribution per $1,000

   2.  Principal distribution per $1,000

   3.  Interest distribution per $1,000

B. Calculation of Class A-1 interest due

   1.  Class A-1 related Note Rate

   2.  Class A-1 note balance - beginning of period

   3.  Interest accrual convention

   4.  Days in Interest Period

   5.  Class A-1 interest due - current period

EXH-A-1

   6.  Class A Interest Carryover Shortfall with respect to Class A-1

   7.  Class A-1 interest paid

   8.  Class A-1 unpaid interest with respect to the Distribution Date

C. Calculation of Class A-1 principal balance

   1. Class A-1 note balance - beginning of period

   2. Class A-1 minimum principal distributable amount - due

   3. Class A-1 additional principal distributable amount - due

   4. Class A-1 minimum principal distributable amount - paid

   5. Class A-1 additional principal distributable amount - paid

   6. Class A-1 note balance - end of period

   7. Class A-1 notes as a percentage of the total Notes outstanding on the Distribution Date

   8. Class A-1 notes as a percentage of the Pool Balance on the Distribution Date

(b) Class A-2

A.  Information Regarding Distributions

   1.  Total distribution per $1,000

   2.  Principal distribution per $1,000

   3.  Interest distribution per $1,000

B. Calculation of Class A-2 interest due

   1.  Class A-2 related Note Rate

   2.  Class A-2 note balance - beginning of period

   3.  Interest accrual convention

   4.  Days in Interest Period

   5.  Class A-2 interest due - current period

   6.  Class A Interest Carryover Shortfall with respect to Class A-2

   7.  Class A-2 interest paid

   8.  Class A-2 unpaid interest with respect to the Distribution Date

C. Calculation of Class A-2 principal balance

   1. Class A-2 note balance - beginning of period

   2. Class A-2 minimum principal distributable amount - due

   3. Class A-2 additional principal distributable amount - due

   4. Class A-2 minimum principal distributable amount - paid

   5. Class A-2 additional principal distributable amount - paid

   6. Class A-2 note balance - end of period

   7. Class A-2 notes as a percentage of the total Notes outstanding on the Distribution Date

   8. Class A-2 notes as a percentage of the Pool Balance on the Distribution Date

   9. Class A-1 and A-2 notes as a percentage of the Pool Balance on the Distribution Date

(c) Class A-3

A.  Information Regarding Distributions

   1.  Total distribution per $1,000

   2.  Principal distribution per $1,000

   3.  Interest distribution per $1,000

EXH-A-2

B. Calculation of Class A-3 interest Due

   1.  Class A-3 related Note Rate

   2.  Class A-3 note balance - beginning of period

   3.  Interest accrual convention

   4.  Days in Interest Period

   5.  Class A-3 interest due - current period

   6.  Class A Interest Carryover Shortfall with respect to Class A-3

   7.  Class A-3 interest paid

   8.  Class A-3 unpaid interest with respect to the Distribution Date

C. Calculation of Class A-3 principal balance

   1. Class A-3 note balance - beginning of period

   2. Class A-3 minimum principal distributable amount - due

   3. Class A-3 additional principal distributable amount - due

   4. Class A-3 minimum principal distributable amount - paid

   5. Class A-3 additional principal distributable amount - paid

   6. Class A-3 note balance - end of period

   7. Class A-3 notes as a percentage of the total Notes outstanding on the Distribution Date

   8. Class A-3 notes as a percentage of the Pool Balance on the Distribution Date

   9. Class A-1, A-2 and A-3 notes as a percentage of the Pool Balance on the Distribution Date

(d) Class A-4

A.  Information Regarding Distributions

   1.  Total distribution per $1,000

   2.  Principal distribution per $1,000

   3.  Interest distribution per $1,000

B. Calculation of Class A-4 Interest Due

   1.  Class A-4 related Note Rate

   2.  Class A-4 principal balance - beginning of period

   3.  Interest accrual convention

   4.  Days in Interest Period

   5.  Class A-4 interest due - current period

   6.  Class A Interest Carryover Shortfall with respect to Class A-4

   7.  Class A-4 interest paid

   8.  Class A-4 unpaid interest with respect to the Distribution Date

C. Calculation of Class A-4 principal balance

   1. Class A-4 note balance - beginning of period

   2. Class A-4 minimum principal distributable amount - due

   3. Class A-4 additional principal distributable amount - due

   4. Class A-4 minimum principal distributable amount - paid

   5. Class A-4 additional principal distributable amount - paid

   6. Class A-4 note balance - end of period

   7. Class A-4. notes as a percentage of the total Notes outstanding on the Distribution Date

EXH-A-3

   8. Class A-4 Notes as a percentage of the Pool Balance on the Distribution Date

   9. Class A-1, A-2, A-3 and A-4 notes as a percentage of the Pool Balance on the Distribution Date

III. PRINCIPAL DISTRIBUTABLE AMOUNT CALCULATION

 Aggregate Optimal Note Principal Balance for the Distribution Date:

   Pool Balance as of the end of the Collection Period

   Factor

Aggregate Optimal Note Principal Balance for the Distribution Date

Optimal Principal Distributable Amount for the Distribution Date:

   The excess, if any, of

     (x) Aggregate Note Principal Balance over

     (y) Aggregate Optimal Note Principal Balance for such Distribution Date

Optimal Principal Distributable Amount

Class A Minimum Principal Distributable Amount:

   Greater of (a), (b), or (c):

   (a) The lesser of:

        (i) Optimal Principal Distributable Amount

        (ii) BOM Principal Balance less EOM Principal Balance

        (iii) Aggregate Note Principal Balance

   (b) The amount necessary on a Note’s Scheduled Maturity Date to bring the Note’s

         Aggregate Note Principal Balance to zero

   (c) The excess of the Aggregate Note Principal Balance over the

         Pool Balance

Class A Minimum Principal Distributable Amount

Class A Additional Principal Distributable Amount

   Excess of:

     (i) Aggregate Note Principal Balance

          Less:  Class A Minimum Principal Distributable Amount paid over

     (ii) Aggregate Optimal Note Principal Balance

Class A Additional Principal Distributable Amount

IV.  RESERVE ACCOUNT RECONCILIATION

Beginning Reserve Account Balance

Targeted Reserve Account Balance

Reserve Account Shortfall

Reserve Account Deposit

Reserve Account Release

Ending Reserve Account Balance

Ending Reserve Account Balance as a percentage of the Ending Pool Balance

V. OVERCOLLATERALIZATION CALCULATION

Overcollateralization Amount prior to payments allocated to principal

 Overcollateralization Amount after giving effect to payments allocated to principal

Ending Overcollateralization Amount as a percentage of the Ending Pool Balance

EXH-A-4

VI. RECONCILIATION OF COLLECTION ACCOUNT

 (A) Available Funds (Sect. 2.01(a))

i. Collected Funds

   (a)  Collections On Receivables

   (b)  Net Liquidation Proceeds

   (c)  Substitution Adjustment Amounts

Total Collected Funds

ii. Collection and Reserve Account investment income

iii. Repurchase Amounts deposited in the Collection Account

iv. Proceeds of any liquidation of the Trust

Available Funds for distribution

Distributions (Sect. 3.03)

(A) Available Funds

(B) Servicing Fee

i. Servicing Fee (If HSBC Finance no longer the Servicer)

(C) Unpaid Administrator, and Indenture and Owner Trustee fees

Remaining available funds for interest distribution

(D) Class A Interest Distributable Amount paid

i. Class A-1 interest paid

ii. Class A-2 interest paid

iii. Class A-3 interest paid

iv. Class A-4 interest paid

Total Class A Interest Distributable Amount paid

Remaining Available Funds for principal distribution

(E) Class A Minimum Principal Distributable Amount paid

i. Class A-1 minimum principal paid

ii. Class A-2 minimum principal paid

iii. Class A-3 minimum principal paid

iv. Class A-4 minimum principal paid

Class A Minimum Principal Distributable Amount paid

Remaining funds

(F) Reserve Account Shortfall Amount - deposited

Remaining funds

(G) Class A Additional Principal Distributable Amount

i. Class A-1 additional principal distributable amount

ii. Class A-2 additional principal distributable amount

iii. Class A-3 additional principal distributable amount

iv. Class A-4 additional principal distributable amount

Class A Additional Principal Distributable Amount - paid

EXH-A-5

Remaining funds

(H) Amount released from Reserve Account

Remaining funds

(I) Unpaid Administrator, and Indenture and Owner Trustee indemnity expenses

Remaining funds

(J) Servicing Fee (If HSBC Finance Is Servicer)

(K) Remaining Available Funds for distribution to Certificateholders

VII. OTHER STATISTICS

Delinquency

A. One payment delinquent  — $

   % of Principal Receivables

B. Two payments delinquent - $

   % of Principal Receivables

C. Three or more payments delinquent - $

   % of Principal Receivables

D. Two or more payments delinquent - $

   % of Principal Receivables

E. Principal Balance of Receivables that were extended or modified (and delinquency reset) during   the related Collection Period - $

F. Principal Balance of Receivables that were extended or modified (and delinquency reset) during the related Collection Period as a percent of the Pool Balance at the end of such Collection Period - __%

G. Repossessed Vehicles

   % of Principal Receivables

H. Cumulative Net Loss Percentage

I. The weighted average coupon (WAC) was equal to

J. The weighted average remaining maturity (WARM) was equal to

EXH-A-6

Exhibit B

Forms of Notes

EXH-B-1

Exhibit B

Forms of Notes

REGISTERED                                                                                                                                                              $246,600,000

No. A-1

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP NO. 404285 AA 6

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

HSBC AUTOMOTIVE TRUST (USA) 2006-1

CLASS A-1 5.27575% NOTE

HSBC Automotive Trust (USA) 2006-1, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED FORTY-SIX MILLION SIX HUNDRED THOUSAND DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $246,600,000 and the denominator of which is $246,600,000 by (ii) the aggregate amount, if any, payable from Available Funds in respect of principal on the Class A-1 Notes pursuant to the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on June 18, 2007 (the “Class A-1 Scheduled Maturity Date”). The Issuer will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment. Interest on this Note will accrue for each Distribution Date from the most recent Distribution Date on which interest has been paid to but excluding such Distribution Date or, if no interest has yet been paid, from June 8, 2006. Interest will be computed on the basis of a 360-day year and the actual number of days elapsed in an applicable Interest Period. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Administrator whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.

Date: June 8, 2006		HSBC AUTOMOTIVE TRUST (USA) 2006-1

	By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date: June 8, 2006	HSBC BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Administrator by
Authorized Signatory

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-1 5.27575% Notes (herein called the “Class A-1 Notes”), all issued under an Indenture dated as of June 8, 2006 (such indenture, as supplemented or amended, is herein called the “Indenture”), among the Issuer, The Bank of New York, as indenture trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture) and HSBC Bank USA, National Association, as administrator (the “Administrator”, which term includes any successor Administrator under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee, the Administrator and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (together, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

Principal of the Class A-1 Notes will be payable on each Distribution Date in an amount described on the face hereof. “Distribution Date” means the seventeenth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing on July 17, 2006. The term “Distribution Date” shall be deemed to include the Class A-1 Scheduled Maturity Date.

As described above, the entire unpaid principal amount of this Note shall be due and payable on the Class A-1 Scheduled Maturity Date. This Note is also subject to redemption when the Pool Balance is reduced to an amount that is less than or equal to 10% of the original Pool Balance. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on any date on or after which an Event of Default shall have occurred and be continuing if the Indenture Trustee in its discretion or if requested by Holders of the Notes representing at least 66 2/3% of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in the Indenture. All principal payments on the Class A-1 Notes shall be made pro rata to the Class A-1 Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Administrator, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date preceding such Distribution Date by notice mailed prior to such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Administrator’s principal Corporate Trust Office or at the office of the Administrator’s agent appointed for such purposes located in New York, New York.

The Issuer shall pay interest on overdue installments of interest at the Class A-1 Note Rate to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program (“Stamp”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, Stamp, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Administrator or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Seller, the Servicer, the Indenture Trustee, the Administrator or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Seller, the Servicer, the Indenture Trustee, the Administrator or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller, the Servicer, the Owner Trustee, the Administrator or the Indenture Trustee or of any successor or assign of the Seller, the Servicer, the Indenture Trustee, the Administrator or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and the Administrator and any agent of the Issuer, the Indenture Trustee or the

Administrator may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee, the Administrator nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of all Notes at the time Outstanding.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Indenture or the Basic Documents, neither U.S. Bank Trust National Association in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purposes of binding the interests of the Owner Trustee in the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________
                                (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated                                                                         (1)
                                                                                                Signature Guaranteed:

(1)    NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

REGISTERED                                                                                                                                                  $227,000,000
No. A-2

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP NO. 404285 AB 4

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

HSBC AUTOMOTIVE TRUST (USA) 2006-1

CLASS A-2 5.40% NOTE

HSBC Automotive Trust (USA) 2006-1, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED TWENTY-SEVEN MILLION DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $227,000,000 and the denominator of which is $227,000,000 by (ii) the aggregate amount, if any, payable from Available Funds in respect of principal on the Class A-2 Notes pursuant to the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on June 17, 2009 (the “Class A-2 Scheduled Maturity Date”). The Issuer will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment. Interest on this Note will accrue for each Distribution Date from the most recent Distribution Date on which interest has been paid to but excluding such Distribution Date or, if no interest has yet been paid, from June 8, 2006. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Administrator whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.

Date: June 8, 2006	HSBC AUTOMOTIVE TRUST (USA) 2006-1

	By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

                       ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date: June 8, 2006	HSBC BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Administrator by
Authorized Signatory

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-2 5.40% Notes (herein called the “Class A-2 Notes”), all issued under an Indenture dated as of June 8, 2006 (such indenture, as supplemented or amended, is herein called the “Indenture”), among the Issuer, The Bank of New York, as indenture trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture) and HSBC Bank USA, National Association, as administrator (the “Administrator”, which term includes any successor Administrator under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee, the Administrator and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (together, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

Principal of the Class A-2 Notes will be payable on each Distribution Date in an amount described on the face hereof. “Distribution Date” means the seventeenth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing on July 17, 2006. The term “Distribution Date” shall be deemed to include the Class A-2 Scheduled Maturity Date.

As described above, the entire unpaid principal amount of this Note shall be due and payable on the Class A-2 Scheduled Maturity Date. This Note is also subject to redemption when the Pool Balance is reduced to an amount that is less than or equal to 10% of the original Pool Balance. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on any date on or after which an Event of Default shall have occurred and be continuing if the Indenture Trustee in its discretion or if requested by Holders of the Notes representing at least 66 2/3% of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in the Indenture. All principal payments on the Class A-2 Notes shall be made pro rata to the Class A-2 Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the Administrator, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date preceding such Distribution Date by notice mailed prior to such Distribution Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Administrator’s principal Corporate Trust Office or at the office of the Administrator’s agent appointed for such purposes located in New York, New York.

The Issuer shall pay interest on overdue installments of interest at the Class A-2 Note Rate to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program (“Stamp”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, Stamp, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Administrator or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Seller, the Servicer, the Indenture Trustee, the Administrator or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Seller, the Servicer, the Indenture Trustee, the Administrator or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller, the Servicer, the Owner Trustee, the Administrator or the Indenture Trustee or of any successor or assign of the Seller, the Servicer, the Indenture Trustee, the Administrator or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and the Administrator and any agent of the Issuer, the Indenture Trustee or the

Administrator may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee, the Administrator nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Noteholders representing a majority of the Outstanding Amount of all Notes at the time Outstanding.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Indenture or the Basic Documents, neither U.S. Bank Trust National Association in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purposes of binding the interests of the Owner Trustee in the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated                                                                         (1)
                                                                                                Signature Guaranteed:

(1)    NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.